UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934

          Date of Report (Date of earliest reported): December 29, 2004

                              SLABSDIRECT.COM, INC.
               (Exact name of registrant as specified in charter)

           DELAWARE                      0-30919              98-6218467
  (State or other jurisdiction         (Commission           (IRS Employer
   of incorporation)                   File Number)          Identification No.)

        1145 WEST 7TH AVENUE, VANCOUVER, BRITISH COLUMBIA V6H 1B5, CANADA
           (Address of principal executive offices)     (Zip Code)

       Registrant's telephone number, including area code: (604) 733-2600

                                   Copies to:
                                 Marc Ross, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.01      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

ITEM 5.01      CHANGE IN CONTROL

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

The CTT Acquisition

      On December 29, 2004, Slabsdirect.com, Inc. (the "Company") entered into a Share Exchange Agreement (the "Agreement") with CTT Distributors Ltd., a British Columbia corporation ("CTT"), and the shareholders of CTT. Under the terms of the Agreement, Company acquired 100% of CTT's stock in exchange for the issuance by the Company of 455,001 shares (the "New Shares") of its common stock to the holders of CTT. The New Shares constitute approximately 4.2% of the outstanding shares of the Company. As a result of the transaction, CTT is now a wholly-owned subsidiary of the Company. The Company intends to change its name to CTT International Distributors Inc. The Agreement was closed on December 29, 2004. In addition, Amit Sankhala, who was appointed as an executive officer and director of the Company upon the closing of the Agreement, entered into a Stock Purchase Agreement dated December 29, 2004, with Steven Bruk, a former officer and a director of the Company, whereby Mr. Sankhala purchased 8,634,167 shares of common stock from Mr. Bruk in a private stock sale.

      On December 29, 2004, Mr. Amit Sankhala was appointed as Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer of the Company. Mr. Sankhala has also been appointed as a director of the Company. Mr. Bruk resigned as an executive officer of the Company. The Company has not finalized the terms of Mr. Sankhala 's employment agreement as of the date hereof. In connection with the closing of the exchange, Mr. Sankhala was selected as a director of the Company. Mr. Sankhala presently does not serve on any Company committee. Mr. Sankhala may be appointed to serve as a member of a committee although there are no current plans to appoint Mr. Sankhala to a committee as of the date hereof. Mr. Sankhala does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, Mr. Sankhala has never entered into a transaction, nor is there any proposed transaction, between Mr. Sankhala and the Company.

      Subsequent to the closing of the Agreement, the Company entered into a Stock Purchase Agreement with Steven Bruk, a director of the Company, whereby in consideration for the delivery of 450,000 shares of common stock of the Company and the forgiveness of $15,000 in debt owed to Mr. Bruk, the Company sold 100% of its interest in Slabsdirect.com Online (B.C.) Ltd. ("Slabs Online"), a wholly-owned subsidiary of the Company, to Mr. Bruk. The Board of Directors elected to sell its interest in Slabs Online as it has been unsuccessful in developing the business of Slabs Online and it believes it is in the best interest of the Company to focus on the development of the business of CTT.

About CTT

      CTT currently offers MP3 players and an FM transmitter accessory for MP3 players on its web site www.cheaperthanthem.com. CTT intends to become an online retailer offering various discount, non-branded electronic and computer merchandise for sale over the Internet. CTT will offer its customers an opportunity to shop for bargains conveniently, while offering its suppliers an alternative inventory liquidation distribution channel. CTT expects to add new, limited inventory products to its web site in order to create an atmosphere that encourages customers to visit frequently and purchase products before its inventory sells out.

      Closeout electronic and computer merchandise is typically available in inconsistent quantities and prices and often is only available to consumers after it has been purchased and resold by disparate liquidation wholesalers. Management believes that the traditional liquidation market for computer and electronic products is therefore characterized by fragmented supply and fragmented demand. CTT is utilizing the Internet to aggregate both supply and demand and create a more efficient market for liquidation of electronic and computer merchandise. Although CTT currently only offers MP3 players and MP3 accessories, it intends to expand its products to include other computer and electronic products after it has raised sufficient funds to do so. The Company cannot provide any guarantees of its ability to raise financing.

      CTT has a "direct" business, in which it buys and takes possession of excess electronic and computer inventory for resale. In addition, it will also has a "fulfillment partner" business. In its "fulfillment partner" business, CTT sells merchandise of other retailers, cataloguers or manufacturers ("fulfillment partners") through its web site. For both the direct and fulfillment partner businesses it has a consumer and a wholesaler sales channel. Therefore, CTT's business consists primarily of four combinations of these components: direct consumer, direct wholesaler, fulfillment partner consumer and fulfillment partner wholesaler.

Industry Overview

      Manufacturers and retailers traditionally hold inventory to buffer against uncertain demand within their normal, "inline" sales channels. Inline sales channels are manufacturers' primary distribution channels, which are characterized by regularly placed orders by established retailers at or near wholesale prices. In recent years, several dynamics have shifted inventory risk from retailers to manufacturers, including:

      o dominant retailers insist on just-in-time deliveries from manufacturers;

      o dominant retailers often cancel orders mid-production and return unsold merchandise;

      o style, color or model changes can quickly turn inventory into closeout merchandise;

      o incorrect estimates of consumer demand which can lead to overproduction; and

      o changes in a retailer's financial situation or strategy results in cancelled orders.

      The disposal of excess, or overstock, inventory represents a substantial burden for many manufacturers. Manufacturers seek to avoid liquidating through traditional retail channels where the manufacturer's discounted products may be sold alongside other full-price products. This can result in weaker pricing and decreased brand strength, and is known as channel conflict or sales channel pollution. As a result, many manufacturers turn to liquidation wholesalers and discount retailers. These liquidation channels provide manufacturers limited control of distribution and are, we believe, unreliable and expensive to manage when compared with their inline channels.

      Despite the challenges encountered by manufacturers in the liquidation market, the proliferation of outlet malls, wholesale clubs and discount chains is evidence of the strong level of consumer demand for discount and closeout merchandise. However, consumers face several difficulties in shopping for closeout and overstock merchandise. For example, many traditional merchandise liquidation outlets are located in remote locations and have limited shopping hours, which we believe makes shopping burdensome and infrequent for many consumers. In addition, the space available in a traditional merchandise liquidation outlet constrains the number of products that a traditional merchandise liquidation outlet can offer at any given time.

      However, CTT management believes that the market for online liquidation is still early in its development and is characterized by only a limited number of competitors, some of which utilize an auction model to price their goods. Furthermore, CTT management believes that there are no dominant companies in the online liquidation market, and many of the companies that do offer overstock or liquidation merchandise are focused on single product lines.

      Lastly, small retailers are under competitive pressure from large national retailers. Small retailers generally do not have purchasing leverage with manufacturers; consequently, they are more likely to pay full wholesale prices and are more likely to receive inferior service. CTT management believes that small retailers generally do not have access to the liquidation market because liquidation wholesalers are most often interested in liquidating large volumes of merchandise, rather than the small quantities appropriate for small, local retailers.

The CTT Solution

      CTT utilizes the Internet to create a more efficient market for liquidation computer and electronic merchandise. CTT provides consumers and businesses with quick and convenient access to high-quality, non-branded computer and electronic merchandise at discount prices. CTT currently sells MP3 players and MP3 accessories.

      CTT has a "direct" business, in which it buys and take possession of inventory for resale. CTT also has a "fulfillment partner" business. In CTT's "fulfillment partner" business, it sells merchandise of other retailers, cataloguers or manufacturers ("fulfillment partners") through its web site. CTT currently has fulfillment partner relationships with approximately three third parties. In the fulfillment component of its business, CTT does not physically handle the merchandise it sells for its fulfillment partners, as the merchandise was shipped directly by them. The fulfillment partner also handles all customer returns.

      For both CTT's direct and its fulfillment partner businesses it has a consumer and a wholesale sales channel. Therefore, CTT's business consists primarily of four combinations of these components: direct consumer, direct wholesale, fulfillment partner consumer and fulfillment partner wholesale.

      CTT provides manufacturers of electronic and computer products with a one-stop liquidation channel to sell both large and small quantities of excess and closeout inventory without disrupting sales through traditional channels. Key advantages for manufacturers liquidating their excess inventory through CTT include:

      o Resolution of channel conflict. Channel conflicts arise when a manufacturer's excess inventory is sold through the same channel as their other product offerings. Since excess inventory is usually sold at a discount, sales of the manufacturer's other product offerings may be impacted as a consumer in a retail store may opt for the excess product or become confused by the pricing and model discrepancies. By using CTT, management believes manufacturers have an alternative and independent channel where they can sell excess inventory without the fear of hindering the sale of their other products.

      o Single point of distribution. Manufacturers often use multiple liquidation sources to clear their excess inventory. Multiple sources create additional logistics issues that they would rather avoid. By using CTT, manufacturers have a single source for the distribution of excess inventory.

      o Improved control of distribution. By using CTT, manufacturers can monitor what kind of customer, whether individual consumer or small retailer, ultimately purchases their merchandise. In addition, a manufacturer can request that its products be offered in only one of our sales channels in order to avoid sales channel pollution.

      o Improved transaction experience. By having a reliable inventory clearing channel, manufacturers are able to more quickly and easily dispense of their excess merchandise.

      CTT also offers consumers a compelling alternative for bargain shopping. Key advantages for consumers include convenient access on a secure site and responsive customer care. CTT also offers small businesses and retailers a compelling method for obtaining products for resale. CTT believes that small businesses and retailers can secure lower prices and better service through CTT than they typically receive from manufacturers or other distributors. CTT believes it is able to offer these advantages because, unlike many small businesses and retailers, it has the ability to access the liquidation market to buy merchandise in bulk quantities for which it often receives volume-based price discounts. Accordingly, it gas designed it shipping and receiving operations with the flexibility to accommodate both the receipt of large shipments of inventory purchases, and the distribution of bulk loads to its small business customers.

Business Strategy

      CTT's objective is to leverage the Internet to become the dominant closeout solution for holders of non-branded computer and electronic merchandise. CTT is pursuing this objective through the following key strategies:

      o CTT intends to source its products from lower cost jurisdictions, primarily in Asia;

      o CTT offers a 30-day money back guarantee on all products. Customers pay for shipping on purchases and returns. If returned, the item is checked for damage and repackaged if sound.

      o CTT believes that by utilizing targeted online campaigns such as banner ad and e-mail campaigns, the results of which CTT is able to quantify, it will be able to keep its per customer acquisition costs low.

      o CTT believes it offers its wholesale customers a compelling opportunity for purchasing bulk inventory online at low prices with high-quality service. CTT believes that the small retail market is underserved by existing liquidators and it is working to take advantage of this significant opportunity.

Marketing

      The target market for CTT's products is currently males between the ages of 21 and 45, who desire the best quality electronic products for their entertainment. These consumers tend to have a high level of product knowledge and usually know specifically what they are searching for. Currently it is a challenge for them to access high-performance but inexpensive electronic products and components that are manufactured in Asia.

      Once we have the capital to do so, we intend to cater to the impulse purchaser by providing an entertaining website focusing on lifestyle fulfillment, not merely the fulfillment end of a warehouse type environment.

      As a part of CTT's marketing plan and subject to the availability of capital, CTT intends to develop strategic Internet alliances with several e-engines. We are currently in the process of creating relationships with the webmasters of various strategic sites on the Internet in order to drive traffic and sales on Cheaperthanthem.com. These relationships may include reciprocal hyperlinks, banner ads or profiles on these sites.

Products

      Currently, CTT only offers MP3 players and MP3 accessories. It intends to expand its product offering to include electronic and computer based products.

Fulfillment Operations

      General. When customers place orders on CTT's web site, orders are fulfilled either by a third party "fulfillment partner" or directly from our Vancouver warehouse. CTT monitors both sources for accurate order fulfillment and timely shipment. CTT currently charges $10.00 for basic ground shipping, but customers can choose from various expedited shipping services at their expense.

      Payment Terms. As a general policy, CTT requires verification of receipt of payment or credit card authorization before it ships products to consumers or wholesale purchasers.

      Direct Fulfillment. CTT web site relays orders to the warehouse management system throughout each day, and the warehouse management system in turn confirms to CTT web site shipment of each order. CTT advertises a standard of shipping within two business days of order placement, but most orders ship within one business day.

      Fulfillment Partner Business. CTT also manages other entities that collect their orders through its web site. These third parties perform essentially the same operations as CTT warehouse: order picking and shipping. From a customer's point of view, shipping from CTT's warehouse or from the warehouse of one of these third parties is indistinguishable.

Technology

      CTT uses its internally developed web site and a combination of proprietary technologies and commercially available licensed technologies and solutions to support its operations. We use the services of Telus Communications to obtain connectivity to the Internet. CTT currently stores its data on an Access database cluster using Dell server system computer hardware. Currently, CTT uses two Dell servers for its web site, which are connected to its database.

Competition

      The online liquidation services market is new, rapidly evolving, intensely competitive and has relatively low barriers to entry, as new competitors can launch new web sites at relatively low cost. CTT believe that competition in the online liquidation market is based predominantly on:

      o     price;

      o     product quality and selection;

      o     shopping convenience; and

      o     customer service.

      CTT's services compete with other online retailers and traditional liquidation "brokers," some of which may specifically adopt its methods and target its customers. The Company currently or potentially compete with a variety of companies that can be divided into several broad categories:

      o     liquidation e-tailers such as SmartBargains;

      o online retailers with discount departments such as Amazon.com, Inc., eBay, Inc. and Buy.com, Inc.; and

      o traditional retailers and liquidators such as Ross Stores, Inc., Walmart Stores, Inc. and TJX Companies, Inc.

      CTT also face potential competition from Internet companies not yet focused on the liquidation market, and from retail companies not yet operating online. CTT is unable to anticipate which other companies are likely to offer services in the future that will compete with the services it provides.

      In addition, many of CTT's current and potential competitors have greater brand recognition, longer operating histories, larger customer bases and significantly greater financial, marketing and other resources than CTT, and may enter into strategic or commercial relationships with larger, more established and well-financed companies. Some of CTT's competitors could enter into exclusive distribution arrangements with CTT vendors and deny CTT access to their products, devote greater resources to marketing and promotional campaigns and devote substantially more resources to their web site and systems development than CTT. New technologies and the continued enhancement of existing technologies also may increase competitive pressures on CTT. CTT cannot assure you that it will be able to compete successfully against current and future competitors or address increased competitive pressures.

Intellectual Property

      CTT regards its domain names and similar intellectual property as critical to its success. CTT relies on a combination of laws and contractual restrictions with its employees, customers, suppliers, affiliates and others to establish and protect our proprietary rights. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use its intellectual property without authorization. In addition, CTT cannot assure you that others will not independently develop similar intellectual property.

      From time to time, CTT may be subject to legal proceedings and claims in the ordinary course of its business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties by CTT. These types of claims could result in increased costs of doing business through legal expenses, adverse judgments or settlements or require us to change our business practices in expensive ways. In addition, litigation could result in interpretations of the law that require us to change our business practices or otherwise increase our costs.

      Third parties may recruit CTT employees who have had access to our proprietary technologies, processes and operations. These recruiting efforts expose CTT to the risk that such employees will misappropriate CTT intellectual property.

      Additional litigation may be necessary in the future to enforce its intellectual property rights, to protect its trade secrets or to determine the validity and scope of the proprietary rights of others. Any litigation, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could materially harm CTT's business.

Government Regulation

      All of CTT's services are subject to federal and state consumer protection laws including laws protecting the privacy of consumer non-public information and regulations prohibiting unfair and deceptive trade practices. In particular, under federal and state financial privacy laws and regulations, CTT must provide notice to consumers of its policies on sharing non-public information with third parties, must provide advance notice of any changes to its policies and, with limited exceptions, must give consumers the right to prevent sharing of their non-public personal information with unaffiliated third parties. Furthermore, the growth and demand for online commerce could result in more stringent consumer protection laws that impose additional compliance burdens on online companies. These consumer protection laws could result in substantial compliance costs and could interfere with the conduct of our business.

      Moreover, in many states, there is currently great uncertainty whether or how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet and commercial online services. These issues may take years to resolve. In addition, new state tax regulations may subject us to additional state sales and income taxes. New legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to the Internet and commercial online services could result in significant additional taxes on our business. These taxes could have an adverse effect on our cash flows and results of operations. Furthermore, there is a possibility that CTT may be subject to significant fines or other payments for any past failures to comply with these requirements.

Employees

      As of January 3, 2005, Amit Sankhala CTT's sole officer and director, is the only employee providing management duties on a part time basis.

Description of Property

      CTT's principal executive offices and warehouse facilities are located at 1145 West 7th Avenue, Vancouver, British Columbia V6H 1B5, Canada and our telephone number is (604) 733-2600. This facility is 800 square feet in area and the rent is $500.00 a month.

Executive Officers

      Mr. Sankhala, CTT's sole executive officer and director, is 22 years old and is currently a Political Science student attending Simon Fraser University. Since May 2003 Mr. Sankhala has been an employee of Tiger Ventures Inc. of Vancouver, Canada. This company oversees operations of Dynamic Tours Pvt. Ltd. of New Delhi, India, an organization established in 1983 that caters to wildlife, adventure and special interest tours in India, and Tiger Resorts Pvt. Ltd. of New Delhi, India, an organization which has two jungle lodges, located in Kanha National Park and Bandhavgarh National Park. These jungles are both world renowned for their tiger population. From 1999 to 2001 Mr. Sankhala was an employee of Holiday Boutique, a travel agency in Vancouver, Canada. Mr. Sankhala also worked with two Canadian government agencies in 2001: Census Canada and Youth Employment Skills Canada.

Executive Compensation

      As of the date hereof, Mr. Sankhala, the sole executive officer and director of CTT, has not received compensation from the Company.

Related Party Transactions

      CTT is indebted to Mr. Sankhala, the sole executive officer and director of CTT, in the amount of $10,786. The loan is non-interest bearing, unsecured and due on demand.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock immediately after the Agreement, by:

      o each person known to beneficially own more than five percent of the Common Stock;

      o     each officer and director of the Company; and

      o     all directors and executive officers as a group.

NAME AND ADDRESS                                   SHARES OF            PERCENT
OF BENEFICIAL OWNER                               COMMON STOCK         OF CLASS*
-------------------                               ------------         ---------

Steven Bruk (1)                                       450,000            4.17%
Suite 2410 - 650 West Georgia Street
Vancouver, British Columbia V6B 4N7
Canada

Amit Sankhala                                       8,634,168           80.19%
1145 West 7th Avenue
Vancouver, British Columbia V6H 1B5
Canada

All officers and directors, after
  completion of the Exchange (2 persons)            9,084,168           84.36%

-----------------------
*Based on 10,767,101 shares of common stock outstanding as of January 4, 2005.

(1) On December 29, 2004, subsequent to the closing of the Exchange, Steven Bruk entered into a Stock Purchase Agreement with the Company, whereby in consideration for the delivery of 450,000 shares of common stock of the Company and the forgiveness of $15,000 in debt owed to Mr. Bruk, the Company sold 100% of its interest in Slabsdirect.com Online (B.C.) Ltd. ("Slabs Online"), a wholly-owned subsidiary of the Company, to Mr. Bruk. In addition, Mr. Bruk entered into Stock Purchase Agreement dated December 29, 2004, with Amit Sankhala whereby Mr. Sankhala purchased 8,634,167 shares of common stock from Mr. Bruk in a private stock sale.

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

      On December 29, 2004, as a result of the acquisition of CTT, we are deemed to have engaged Manning Elliot, Chartered Accountants ("Manning"), which served as CTT's principal independent accountant, as our principal independent accountant. Our board of directors has approved the appointment of Manning as our new principal independent accountants.

      Prior to engaging Manning, except for serving as the principal independent accountant for the Company, we did not consult with them regarding either:

      1. the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered in our financial statements, and neither a written report was provided to our company nor oral advice was provided that Manning concluded was an important factor considered by our company in reaching a decision as to the accounting, auditing or financial reporting issue; or

      2. any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

      (A)   FINANCIAL INFORMATION OF BUSINESS ACQUIRED

            Audited Financial Statements of CTT Distributors Ltd.

      (B)   PROFORMA FINANCIAL INFORMATION

            Pro-forma consolidated financial statements of the Company and CTT Distributors Ltd.

      (C)   EXHIBITS

            Exhibit No.       Description
            -----------       -----------

            10.1 Share Exchange Agreement dated December 29, 2004 by and between Slabsdirect.com, Inc., CTT Distributors Ltd. and the shareholders of CTT Distributors Ltd.

            10.2 Stock Purchase Agreement dated December 29, 2004 by and between Slabsdirect.com, Inc. and Steven Bruk

            10.3 Stock Purchase Agreement dated December 29, 2004 by and between Steven Bruk and Amit Sankhala

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SLABSDIRECT.COM, INC.


Date:  January 5, 2005                  /s/ Amit Sankhala
                                        ----------------------------------------
                                        Amit Sankhala
                                        Chief Executive Officer

CTT DISTRIBUTORS LTD.
(A Development Stage Company)
September 30, 2004

                                                                           Index

Independent Auditors' Report................................................F-1

Balance Sheet...............................................................F-2

Statement of Operations.....................................................F-3

Statement of Cash Flows.....................................................F-4

Statement of Stockholders' Equity...........................................F-5

Notes to the Financial Statements...........................................F-6

                                     [LOGO]
                                 MANNING ELLIOT
                             CHARTERED ACCOUNTANTS
       11th floor, 1050 West Pender Street, Vancouver, BC, Canada V6E 3S7
         Phone: 604.714.3600 Fax: 604.714.3669 Web: manningelliott.com

                          Independent Auditors' Report

To the Stockholders and Board of Directors of CTT Distributors Ltd.
(A Development Stage Company)

We have audited the accompanying balance sheet of CTT Distributors Ltd. (A Development Stage Company) as of September 30, 2004 and the related statements of operations, stockholders' equity and cash flows for the period from May 17, 2004 (Date of Inception) to September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of CTT Distributors Ltd. (A Development Stage Company), as of September 30, 2004, and the results of its operations, cash flows and stockholders' equity for the period from May 17, 2004 (Date of Inception) to September 30, 2004, in conformity with generally accepted accounting principles used in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the early exploration stage and has losses from operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                        /s/ Manning Elliott
                                        ----------------------------------------
                                        Manning Elliott

CHARTERED ACCOUNTANTS

Vancouver, Canada

October 29, 2004

CTT Distributors Ltd.
(A Development Stage Company)
Balance Sheet
(Expressed in U.S. dollars)

                                                                             September 30,
                                                                                  2004
                                                                                    $
ASSETS

Current Assets

  Cash                                                                            46,803
  Accounts receivable                                                              7,641
  Inventory                                                                       17,270
----------------------------------------------------------------------------------------

Total Current Assets                                                              71,714

Intangible Assets (Note 3)                                                         2,344
----------------------------------------------------------------------------------------

Total Assets                                                                      74,058
========================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

  Accounts payable                                                                22,861
  Accrued liabilities                                                              4,666
  Due to related party (Note 4(a))                                                10,786
  Note payable (Note 5)                                                            8,736
----------------------------------------------------------------------------------------

Total Liabilities                                                                 47,049
----------------------------------------------------------------------------------------

Contingencies and Commitments (Notes 1 and 7)
Subsequent Event (Note 8)

Stockholders' Equity

Common Stock (Note 6)
  Authorized: Unlimited number of common shares, without par value
  common share issued and outstanding                                                  1

Common Shares Subscribed (Note 8)                                                 45,500

Donated Capital (Note 4(b))                                                        2,000

Deficit Accumulated During the Development Stage                                 (20,492)
----------------------------------------------------------------------------------------

Total Stockholders' Equity                                                        27,009
----------------------------------------------------------------------------------------

Total Liabilities and Stockholders' Equity                                        74,058
========================================================================================

CTT Distributors Ltd.
(A Development Stage Company)
Statement of Operations
(Expressed in U.S. dollars)

                                                                    From
                                                                May 17, 2004
                                                            (Date of Inception)
                                                              to September 30,
                                                                     2004
                                                                       $

Revenue                                                             11,363

Cost of Sales                                                       10,966
--------------------------------------------------------------------------
Gross Profit                                                           397
--------------------------------------------------------------------------

Expenses

Amortization                                                           156
  Donated services (Note 4(b))                                       2,000
  Office and general                                                 1,371
  Professional fees                                                 17,362
--------------------------------------------------------------------------
Total Expenses                                                      20,889
--------------------------------------------------------------------------
Net Loss for the Period                                            (20,492)
==========================================================================
Basic and Diluted Loss Per Share                                   (20,492)
==========================================================================

CTT Distributors Ltd.
(A Development Stage Company)
Statement of Cash Flows
(Expressed in U.S. dollars)

                                                                                            From
                                                                                        May 17, 2004
                                                                                     (Date of Inception)
                                                                                      to September 30,
                                                                                            2004
                                                                                              $
Cash Flows Used In Operating Activities

  Net loss for the period                                                                   (20,492)

  Adjustments to reconcile net loss to net cash used in operating activities:
    Amortization                                                                                156
    Donated services                                                                          2,000

  Changes in operating assets and liabilities:
    (Increase) in accounts receivable                                                        (7,641)
    (Increase) in inventory                                                                  (8,534)
    Increase in accounts payable and accrued liabilities                                     27,527
---------------------------------------------------------------------------------------------------
Net Cash Used In Operating Activities                                                        (6,984)
---------------------------------------------------------------------------------------------------

Cash Flows Used In Investing Activities

    Web site development costs                                                               (2,500)
---------------------------------------------------------------------------------------------------
Net Cash Flows Used In Investing Activities                                                  (2,500)
---------------------------------------------------------------------------------------------------

Cash Flows Provided by Financing Activities

    Advances from a related party                                                            10,786
    Proceeds from issue of common shares                                                          1
    Proceeds from share subscriptions                                                        45,500
---------------------------------------------------------------------------------------------------
Net Cash Flows Provided by Financing Activities                                              56,287
---------------------------------------------------------------------------------------------------

Net Increase in Cash and Cash Equivalents                                                    46,803

Cash and Cash Equivalents - Beginning of Period                                                  --
---------------------------------------------------------------------------------------------------
Cash and Cash Equivalents - End of Period                                                    46,803
===================================================================================================

Non-cash Investing and Financing Activities

  Inventory purchased by issue of note payable                                                8,736
===================================================================================================

Supplemental Disclosures

  Interest paid                                                                                  --
  Income taxes paid                                                                              --
===================================================================================================

CTT Distributors Ltd.
(A Development Stage Company)
Statement of Stockholders' Equity (Deficit)
From May 17, 2004 (Date of Inception) to September 30, 2004
(Expressed in U.S. dollars)

                                                                                                     Deficit
                                                                                                   Accumulated
                                                                        Common                      During the
                                          Common                        Shares        Donated      Development
                                          Shares         Amount       Subscribed      Capital         Stage           Total
                                            #               $             $              $              $               $
Balance - May 17, 2004 (Date of             --             --             --             --             --              --
Inception)

Common share issued for cash                 1              1             --              1

Common shares subscribed for                --             --         45,500             --             --          45,500

Donated services                            --             --             --          2,000             --           2,000

Net loss for the period                     --             --             --             --        (20,492)        (20,492)
--------------------------------------------------------------------------------------------------------------------------
Balance - September 30, 2004                 1              1         45,500          2,000        (20,492)         27,009
==========================================================================================================================

CTT Distributors Ltd.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)

1.    Development Stage Company

      CTT Distributors Ltd. (the "Company") was incorporated in the Province of British Columbia on May 17, 2004. The Company is a development stage company, as defined by Statement of Financial Accounting Standard ("SFAS") No. 7 "Accounting and Reporting by Development Stage Enterprises".

      The Company is based in Vancouver, British Columbia, Canada and its principal business is as an online fulfillment company that markets unique products to the internet consumer through its website
      "Cheaperthanthem.com". The Company's website offers electronic products consisting of OEM, non-branded and overstock electronic and computer products, for the consumer and wholesaler.

      The Company is in the development stage and planned principal activities have commenced, but to date there has been no significant revenue. In a development stage company, management devotes most of its activities to developing a market for its products and services. These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated significant revenue and has never paid any dividends. The Company is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future. The continuation of the Company as a going concern and the ability of the Company to emerge from the development stage is dependent upon the continued financial support from its shareholder, the ability of the Company to obtain necessary equity financing to continue operations and to generate sustainable significant revenue. There is no guarantee that the Company will be able to raise any equity financing or generate profitable operations. The Company has accumulated losses of $20,492 since inception. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the Company's ability to continue as a going concern.

      On October 27, 2004, pursuant to an Offering Memorandum, the Company issued 455,000 shares of common stock at $0.10 per share for cash proceeds of $45,500.

2.    Summary of Significant Accounting Principles

      a)    Basis of Presentation

         These financials statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company's fiscal year end is December 31.

      b)    Use of Estimates

            The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      c)    Cash and Cash Equivalents

            The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

      d) Comprehensive Loss SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at September 30, 2004, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

      e) Financial Instruments The fair value of financial instruments which include cash, accounts payable, accrued liabilities, note payable and due to a related party were estimated to approximate their carrying value due to the immediate or relatively short maturity of these instruments. For the period from inception on May 17, 2004 to September 30, 2004, revenue from a single customer represented 55% of total revenue. As at September 30, 2004, accounts receivable from a single customer represented 82% of total accounts receivable.

CTT Distributors Ltd.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)

2.    Summary of Significant Accounting Principles (continued)

      f)    Basic and Diluted Net Income (Loss) Per Share

            The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

      g)    Website Development Costs

            The Company recognizes the costs associated with developing a website in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". Relating to website development costs the Company follows the guidance pursuant to the Emerging Issues Task Force
            (EITF) No. 00-2, "Accounting for Website Development Costs".

      h)    Long-Lived Assets

            In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

      i)    Foreign Currency Translation

            The Company's functional currency is the Canadian dollar. The financial statements of the Company are translated to United States dollars in accordance with SFAS No. 52 "Foreign Currency Translation". Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations. j) Accounts Receivable and Allowance for Doubtful Accounts

            The Company carries its accounts receivable at their face amounts less an allowance for doubtful accounts. Allowances for doubtful accounts are based on estimate of losses on customer receivable balances. As at September 30, 2004 there was no allowance for doubtful accounts.

      k)    Inventory

            Inventory is recorded at the lower of cost and net realizable value on a first-in, first-out basis. At September 30, 2004, inventory consisted of music related multimedia electronic products held for sale.

      l)    Concentration of Credit Risk

            Financial instruments which potentially subject the Company to a concentration of credit risk consist primarily of cash and accounts receivable. The Company deposits cash with a high quality financial institution. Concentration of credit risk relating to accounts receivable is limited to various customers from various locations. The largest concentration of risk is one customer who represents 82% of the total accounts receivable. The Company believes that no allowance for doubtful accounts is necessary to cover any potential credit risk.

CTT Distributors Ltd.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)

2.    Summary of Significant Accounting Principles (continued)

      m)    Revenue Recognition

            The Company recognizes revenue from the sale of electronic products, such as MP3 players, in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." Revenue consists of the sale of electronic products and are recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the product is shipped, and collectibility is reasonably assured.

      n)    Income Taxes

            Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 "Accounting for Income Taxes" as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

      o)    Recent Accounting Pronouncements

            In December 2003, the United States Securities and Exchange Commission issued Staff Accounting Bulletin No. 104, "Revenue Recognition" ("SAB 104"), which supersedes SAB 101, "Revenue Recognition in Financial Statements." The primary purpose of SAB 104 is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, which was superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104. The adoption of SAB 104 did not have a material impact on the Company's financial statements.

3.    Intangible Assets

                                                                   September 30,
                                                                        2004
                                                  Accumulated       Net Carrying
                                      Cost        Amortization         Value
                                       $               $                 $

      Website development costs        2,500           156              2,344
      ==========================================================================

      Costs associated with the website consist primarily of website design costs. These capitalized costs are being amortized based on their estimated useful life over four years. Internal costs related to the development of website content are charged to operations as incurred.

4.    Related Party Balances/Transactions

      a) The amount of $10,786 owing to the President of the Company is non-interest bearing, unsecured and due on demand.

      b) During the period ended September 30, 2004, the Company recognized a total of $2,000 for donated services provided by the President of the Company.

5.    Note Payable

      The Company issued a demand promissory note for the acquisition of its opening inventory in the amount of $8,736. The note is unsecured, non-interest bearing and due on demand.

CTT Distributors Ltd.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)

6.    Income Tax

      Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has non-capital losses carried forward totalling $17,517 for Canadian tax purposes, which expire starting in 2011. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

      The components of the net deferred tax asset at September 30, 2004, the statutory tax rate, the effective tax rate and the amount of the valuation allowance are indicated below:

                                                                      2004
                                                                        $

              Net Operating Loss                                     17,517

              Statutory Tax Rate                                         39%

              Effective Tax Rate                                         --

              Deferred Tax Asset                                      6,832

              Valuation Allowance                                    (6,832)
              -------------------------------------------------------------
              Net Deferred Tax Asset                                     --
              =============================================================

7.    Commitment

      The Company entered into a lease agreement for office premises at a rate of CDN$6,000 per annum, for a one year term expiring May 17, 2005. The rent due for May and June, 2004 was waived by the Landlord.

8.    Subsequent Event

      On October 7, 2004, pursuant to an Offering Memorandum the Company issued 455,000 common shares at a price of $0.10 per share for total cash of $45,500, which all of the proceeds were received prior to September 30, 2004.

Slabsdirect.com, Inc.
(A Development Stage Company)

Pro Forma Consolidated Financial Statements

(Unaudited)

The following unaudited Pro Forma Consolidated Balance Sheet and Pro Forma Consolidated Statement of Operations give effect to the acquisition of CTT Distributors Ltd. ("CTT") by Slabsdirect.com, Inc. (the "Company"), which resulted in CTT becoming the Company's wholly-owned subsidiary. The Company issued 455,001 common shares on a one for one basis for each issued and outstanding common share of CTT. The unaudited Pro Forma Consolidated Statement of Operations is presented as if the acquisition occurred at the beginning of the period presented.

The Pro Forma Consolidated Balance Sheet has been prepared using the unaudited consolidated balance sheet of the Company as at September 30, 2004 and the audited balance sheet of CTT as at September 30, 2004. The Pro Forma Consolidated Statement of Operations has been prepared using the unaudited consolidated statement of operations of the Company for the nine month period ended September 30, 2004, and the audited statement of operations of CTT for the period from inception on May 17, 2004 to September 30, 2004.

The unaudited Pro Forma Consolidated Balance Sheet and Pro Forma Consolidated Statement of Operations have been prepared for informational purposes only and does not purport to be indicative of the financial position or the results of operations that actually would have occurred if the acquisition had been consummated at the beginning of the period presented, nor of results to be expected in the future. Furthermore, the unaudited Pro Forma Consolidated Balance Sheet and Pro Forma Consolidated Statement of Operations do not reflect changes that may have occurred as the result of post-acquisition activities and other matters.

Slabsdirect.com, Inc.
(A Development Stage Company)
Pro Forma Consolidated Balance Sheet
As At September 30, 2004
(expressed in U.S. dollars)

                                                       Slabsdirect.com,    CTT Distributors
                                                             Inc.                 Ltd.           Adjustments     Pro Forma
                                                               $                   $                  $        Consolidated
                                                          (unaudited)          (audited)                        (unaudited)
Assets

Current Assets
  Cash                                                        2,475            46,803                               49,278
  Accounts receivable                                            --             7,641                                7,641
  Inventory                                                      --            17,270                               17,270
--------------------------------------------------------------------------------------------------------------------------

Total Current Assets                                          2,475            71,714                               74,189

Intangible Assets                                                --             2,344                                2,344
--------------------------------------------------------------------------------------------------------------------------
Total Assets                                                  2,475            74,058                               76,533
==========================================================================================================================

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities

  Accounts payable                                           19,873            22,861                               42,734
  Accrued liabilities                                         1,500             4,666                                6,166
  Due to related parties                                     15,000            10,786                               25,786
  Note payable                                                   --             8,736                                8,736
--------------------------------------------------------------------------------------------------------------------------
Total Liabilities                                            36,373            47,049                               83,422
--------------------------------------------------------------------------------------------------------------------------


Stockholders' Equity (Deficit)

Preferred Stock, 5,000,000 preferred shares
authorized with a par value of $0.0001,
none issued                                                      --                --                                   --

Common Stock, 30,000,000 common shares
authorized with a par value of $0.0001;
10,767,101 shares issued and outstanding                      1,031                 1   A              45            1,077

Common Stock Subscribed                                          --            45,500   A         (45,500)              --

Additional Paid-in Capital                                   87,215                --   A          26,963          114,178

Donated Capital                                               8,250             2,000   A          (2,000)           8,250
--------------------------------------------------------------------------------------------------------------------------
                                                             96,496            47,501             (20,492)         123,505

Deficit Accumulated During the Development Stage           (130,394)          (20,492)  A          20,492         (130,394)
--------------------------------------------------------------------------------------------------------------------------
Total Stockholders' Equity (Deficit)                        (33,898)           27,009                               (6,889)
--------------------------------------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity (Deficit)          2,475            74,058                               76,533
==========================================================================================================================

NOTE A

To record the issue of 455,001 common shares of the Company in consideration for all the issued and outstanding shares of CTT, and the removal of the deficit accumulated by CTT during the development stage.

Slabsdirect.com, Inc.
(A Development Stage Company)
Pro Forma Consolidated Statements of Operations
(expressed in U.S. dollars)

                                       Slabsdirect.com,    CTT Distributors
                                              Inc.               Ltd.

                                          Nine Months      From May 17, 2004
                                              Ended       (Date of Inception)
                                          September 30,     to September 30,                        Pro Forma
                                              2004               2004              Adjustments     Consolidated
                                                $                  $                    $                $
                                           (unaudited)         (audited)                            (unaudited)
Revenue                                            --            11,363                                 11,363

Cost of Sales                                      --           (10,966)                               (10,966)
--------------------------------------------------------------------------------------------------------------
                                                   --               397                                    397
--------------------------------------------------------------------------------------------------------------

Expenses

  Amortization                                     --               156                                    156
  Donated services                                 --             2,000                                  2,000
  Office and general                            2,431             1,371                                  3,802
  Professional fees                             9,437            17,362                                 26,799
  Donated rent                                  2,250                --                                  2,250
--------------------------------------------------------------------------------------------------------------
Total Expenses                                 14,118            20,889                                 35,007
--------------------------------------------------------------------------------------------------------------

Loss from Operations                          (14,118)          (20,492)                               (34,610)

Gain on Forgiveness of Debt                     6,000                --                                  6,000
--------------------------------------------------------------------------------------------------------------
Net Loss for the Period                        (8,118)          (20,492)                               (28,610)
==============================================================================================================

Basic and Diluted Loss Per Share                   --             (6.12)  B            6.12                 --
==============================================================================================================

Weighted Average Shares Outstanding        10,312,100             3,347   B        (451,654)        10,767,101
==============================================================================================================

NOTE B

To adjust net loss per share and weighted average common shares outstanding to reflect the shares issued in the CTT acquisition as if the transaction occurred at the beginning of the period.